UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2017

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        OTHER EVENTS

On February 28, 2017, Kilroy Realty Corporation issued a press release to announce that it is calling for redemption of all outstanding shares of its 6.875% Series G Cumulative Redeemable Preferred Stock (Series G Preferred Stock) (CUSIP No. 49427F702) on March 30, 2017 (the “Redemption Date”). The shares of Series G Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends up to but excluding the Redemption Date in an amount equal to $0.21 per share, for a total payment of $25.21 per share. Dividends on the shares of Series G Preferred Stock will cease to accrue on the Redemption Date, such shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive payment of the redemption price, plus accumulated and unpaid dividends up to but excluding the Redemption Date. Because the shares of Series G Preferred Stock will be redeemed in full, trading of the shares of Series G Preferred Stock on the New York Stock Exchange (NYSE: KRC-PG) will cease after the Redemption Date.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

99.1*	Press release dated February 28, 2017 issued by Kilroy Realty Corporation

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: February 28, 2017

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: February 28, 2017

By:	Kilroy Realty Corporation, Its general partner

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

99.1*	Press release dated February 28, 2017 issued by Kilroy Realty Corporation

*	Filed herewith